MADSEN & ASSOCIATES CPA’s INC.	684 East Vine Street, #3
Certified Public Accountants	Murray, Utah, 84107
Telephone 801-268-2632
Fax 801-262-3978

To the Board of Directors and
Stockholders of Marine Drive Technologies Inc.
(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Marine Drive Technologies Inc. (A Development Stage Company) (The Company) as of September 30, 2010 and 2009, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended September 30, 2010, and for the period from April 28, 2008 (date of inception) to September 30, 2010. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.   Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marine Drive Technologies Inc. (a Development Stage Company) as of September 30, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2010, and for the period from April 28, 2008 (date of inception) to September 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Madsen & Associates, CPA’s Inc.”
Murray, Utah
September 9, 2011

Marine Drive Technologies Inc
(A Development Stage Company)
Balance Sheets

	September 30, 2010	September 30, 2009

Assets
Total Assets	$-	$-

LIABILITIES and STOCKHOLDERS’ (DEFICIT)
Current
Accounts payable	-	472
Advances from related parties	17,269	10,304

Total current liabilities	17,269	10,776

Total Liabilities	17,269	10,776

STOCKHOLDERS’ (DEFICIT)

Common stock; no par value; 1,000 shares authorized, issued and outstanding	9	9
Additional Paid-in Capital	-	-
Deficit accumulated during development stage	(17,278)	(10,785)

Total stockholders’ (deficit)	(17,269)	(10,776)

Total liabilities and stockholders’ (deficit)	$-	$-

The accompanying notes are an integral part of these financial statements

Marine Drive Technologies Inc
(A Development Stage Company)
Statements of Operations
For the Years Ended September 30, 2010 and 2009
And for the Period from April 28, 2008 (date of inception) to September 30, 2010

	September 30, 2010	September 30, 2009	Cumulative from April 28, 2008 (Inception) to September 30, 2010

Expenses

General and Administrative	$6,493	$7,237	$17,278

Net loss	$6,493	$7,237	$17,278

Loss per share – basic and diluted	$6.49	$7.24

Weighted Average Shares Outstanding – Basic and Diluted	1,000	1,000

The accompanying notes are an integral part of these financial statements

Marine Drive Technologies Inc
(A Development Stage Company)
Statements of Stockholders’ (Deficit)
For the Period from April 28, 2008 (date of inception) to September 30, 2010

	Common Stock Shares Amount		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Deficit
Balance, at inception	-	$-	$-	$-	$-
Issuance of stock for cash, April 28, 2208	1,000	9	-	-	9
Net loss	-	-	-	(3,548)	(3,548)

Balance September 30, 2008	1,000	9	-	(3,548)	(3,539)
Net loss	-	-	-	(7,237)	(7,237)

Balance September 30, 2009	1,000	9	-	(10,785)	(10,776)
Net loss	-	-	-	(6,493)	(6,493)

Balance September 30, 2010	1,000	9	-	(17,278)	(17,269)

The accompanying notes are an integral part of these financial statements

Marine Drive Technologies Inc
(A Development Stage Company)
Statements of Cash Flows
For the Years Ended September 30, 2010 and 2009
And for the Period from April 28, 2008 (date of inception) to September 30, 2010

	September 30, 2010	September 30, 2009	Cumulative from April 28, 2008 (Inception) to September 30, 2010

Cash Flows Used in Operating Activities
Net loss	$(6,493)	$(7,237)	$(17,278)
Changes in operating assets and liabilities:
Accounts payable	(472)	-	-
Net Cash (Used In) Operating Activities	(6,965)	(7,237)	(17,278)

Net Cash (Used In) Investing Activities	-	-	-

Cash flows from Financing Activities
Proceeds from issuance of common stock	-	-	9
Advances from related parties	6,965	7,237	17,269

Net Cash Provided by Financing Activities	6,965	7,237	17,278

Net increase (decrease) in cash	-	-	-

Cash , beginning of period	-	-	-

Cash, end of period	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for:
Income taxes	$-	$-	$-

Interest	$-	$-	$-

The accompanying notes are an integral part of these financial statements

MARINE DRIVE TECHNOLOGIES INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2010

1 .   Nature of operations

Marine Drive Technologies Inc. (“MDTI”) was incorporated under the laws of the Province of British Columbia on April 28, 2008 as Session 11 Technology Inc. On November 19, 2010 the Company changed its name to Marine Drive Technologies Inc. The Company is developing proprietary software and business processes to provide merchants with easy access to a stable and secure mobile commerce transaction engine. The Company intends to attract merchant customers by creating lifestyle vertical m-Commerce platforms, such as coupons that target and appeal to highly sought after niche consumers.

2.   Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At September 30, 2010, the Company had not yet achieved profitable operations, has accumulated losses of $17,278 since its inception, has a working capital deficiency of $17,269, and expects to incur further losses in the development of its business, all of which raises substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

The Company expects to continue to incur losses as it executes its business plan and does not expect to attain profitability in the near future.  Since its inception, the Company has funded operations through advances from an officer and sales of common stock in order to meet its strategic objectives. The Company's future operations are dependent upon external funding and its ability to execute its business plan, realize sales and control expenses.  Management believes that sufficient funding will be available from additional borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time.  However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its business operation, or if obtained, upon terms favorable to the Company.

3.  Summary of significant accounting policies

The accompanying financial statements of Marine Drive Technologies Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”).  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.  Actual results may vary from these estimates.

MARINE DRIVE TECHNOLOGIES INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2010

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Cash and cash equivalents
Cash and cash equivalents are defined as cash on hand, demand deposits and short-term, highly liquid investments with an original maturity of ninety days or less.

Development stage company
As the Company is still developing its business processes and proprietary software, and as significant operations have not commenced, it is considered to be a Development Stage Company.

Loss per share
Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock and common stock equivalents outstanding during each period. As of September 30, 2010 and 2009, the Company has no common stock equivalents.

Income taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between their financial statement carrying amounts and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Foreign Currency
The books of the Company are maintained in United States dollars and this is the Company’s functional and reporting currency.  Translations denominated in other than the United States dollar are translated as follows with the related transaction gains and losses being recorded in the Statement of Operations:

(i)	Monetary items are recorded at the rate of exchange prevailing as at the balance sheet date;
(ii)	Non-Monetary items including equity are recorded at the historical rate of exchange; and
(iii)	Revenues and expenses are recorded at the period average in which the transaction occurred.

4.  Recent accounting pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

5.  Financial instruments

Credit risk
From time to time, MDTI maintain cash deposits with financial institutions, which from time to time may exceed federally insured limits. MDTI has not experienced any losses in connection with these deposits and believes it is not exposed to any significant credit risk from cash.

MARINE DRIVE TECHNOLOGIES INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2010

Fair values
Financial instruments that are subject to fair value disclosure requirements are carried in the financial statements at amounts that approximate fair value and include cash, accounts payable, and advances from related parties. Fair values are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of risk.

6.  Advances from related parties

During the years ended September 30, 2010 and 2009, the Company received advances from its President of $6,965 and $7,237, respectively ($17,269 since inception).  These advances do not bear interest and do not have any specific terms of repayment.

7.  Common stock

MDTI’s common stock has no par value and no limit on the number of authorized shares.

On April 28, 2008, MDTI issued 1,000 common shares to a director, for services provided to the Company, valued at $9.

8.  Income taxes

The Company follows ASC subtopic 740-10 (formerly Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes”) for recording the provision for income taxes.  ASC 740-10 requires the use of the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

At September 30, 2010 and 2009, the Company had net operating loss carryforwards of $17,278 and $10,785, respectively. The related deferred tax assets of approximately $5,800 and $3,600, respectively, have been fully offset by a valuation allowance.